Exhibit (a)(1)(H)

FORM OF NOTICE TO EMPLOYEE OPTION HOLDERS WHO MAY BE ELIGIBLE TO PARTICIPATE IN THE EXCHANGE OFFER (NOTIFICATION OF MEETINGS)

Following up on the announcement of our exchange offer, I am writing to invite you to one of two presentations I will make tomorrow, Friday, May 17th. These meetings will be held in the warehouse of the 400 Federal Street facility. The first will begin at 2:00 p.m., and the second at 3:30 p.m., so that we can accommodate both first and second shift employees. These meetings are not mandatory, and the information discussed will be available elsewhere, as indicated below.

SPECIAL NOTE TO PRODUCTION SUPERVISORS:

Many production employees holding options do not have corporate email accounts. As such, please share this information regarding Friday’s meetings with employees under your supervision.

During these meetings, I will describe the key terms of the exchange offer, the rationale for making the offer, the mechanics of the exchange, and the possible risks associated with exchanging your options. I also will answer questions, as time permits.

If you cannot attend in person, we will be webcasting the meetings. To participate in the webcast, you must register in advance, entering the password “login”, using one of the following links.

The link for 2:00 p.m. is:

https://vicorevent.webex.com/vicorevent/onstage/g.php?t=a&d=664129434

The link for 3:30 p.m. is:

https://vicorevent.webex.com/vicorevent/onstage/g.php?t=a&d=666251996

Later today we intend to file a “Schedule TO-I” with the Securities and Exchange Commission. This filing indicates the offer has officially commenced. Included in this filing is the “Offer to Exchange” and related “Terms of Election”, which set forth important information about the offer, including how the exercise price of the new options will be determined and the steps for you to follow in order to make a decision regarding whether to participate in the exchange offer. The Schedule TO-I, Offer to Exchange, Terms of Election, and other important documents will be distributed to you shortly. As stated in my email of May 14th, if you have a corporate email address, we will deliver these documents to you electronically (i.e., in .pdf form). If you do not have a corporate email address, you will receive these documents in paper form via either inter-office mail or the USPS.

We will also post on the Finance Department page of our Intranet (http://intranet/) the slides I will use during Friday’s meetings, as well as a FAQ summarizing important information set forth in the Offer to Exchange. The webcasts also will be posted on the Intranet, shortly after their completion.

The offer is currently scheduled to end on Monday, June 17, 2013, at 9:00 p.m. Eastern Time, unless we are required to or decide to extend the offer.

Important Notice:

THIS EMAIL COMMUNICATION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO EXCHANGE ANY OPTIONS TO PURCHASE SHARES OF VICOR COMMON STOCK. THE

EXCHANGE OFFER WILL BE MADE SOLELY BY THE SCHEDULE TO, OFFER TO EXCHANGE AND THE RELATED TERMS OF ELECTION, AS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). YOU ARE URGED TO READ THE DOCUMENTS ASSOCIATED WITH THE EXCHANGE OFFER TO BE FILED WITH THE SEC, AS DESCRIBED ABOVE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION AND INTERESTED PARTIES WILL BE ABLE TO OBTAIN THEM WITHOUT CHARGE FROM THE SEC AT ITS WEBSITE (WWW.SEC.GOV) OR FROM THE COMPANY BY CALLING 978-470-2900.

ALTHOUGH OUR BOARD OF DIRECTORS HAS APPROVED THIS OFFER, NEITHER THE COMPANY, OUR BOARD OF DIRECTORS, NOR OUR EXECUTIVE OFFICERS MAKE ANY RECOMMENDATION AS TO WHETHER YOU SHOULD ELECT TO EXCHANGE OR REFRAIN FROM ELECTING TO PARTICIPATE IN THE OFFER. YOU MUST MAKE YOUR OWN DECISION REGARDING WHETHER TO ELECT TO EXCHANGE YOUR OPTIONS.

VICOR HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF REGARDING THE EXCHANGE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THE INFORMATION TO WHICH WE HAVE REFERRED YOU. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY VICOR.